Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts:	Investor Contacts:
	Tom Joyce	Steve McGarry
	703/984-5610	703/984-6746
	Martha Holler	Joe Fisher
	703/984-5178	703/984-5755
SLM CORPORATION’S PORTFOLIO OF MANAGED LOANS
GROWS 18 PERCENT IN FIRST-QUARTER 2007
Loan Purchases Up 45 Percent
Internal Lending Brand Originations Increase 35 Percent
Direct-to-Consumer Private Education Loans Increase 64 Percent
RESTON, Va., April 24, 2007 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported first-quarter 2007 earnings and performance results that include an 18-percent increase in the managed student loan portfolio to $150 billion from the year-ago quarter’s $127 billion. Also during the quarter, the company originated $4.8 billion through its internal lending brands, a 35-percent increase over the year-ago period.
     “Our recent acquisition announcement reaffirms and strengthens our commitment to invest in the next generation of America’s students,” said Tim Fitzpatrick, chief executive officer. “We remain focused on doing what we do best: providing access to education savings and low-cost financing together with the best information resources to help students pay for college.”
     The company purchased $11.6 billion in education loans during the first-quarter 2007, a 45-percent increase from the year-ago period. Also during the 2007 first quarter, the company originated $8.0 billion in preferred-channel loans. Approximately 60 percent of all preferred-channel loans originated in the first quarter 2007 were originated by the company’s internal lending brands, compared to 47 percent in the year ago period. Preferred-channel loan originations include loans originated by the company’s internal lending brands and external lending partners.
     Private education loan originations, a segment of preferred-channel originations, were $2.4 billion, and included more than $241 million of direct-to-consumer loans, a 64-percent increase from $147 million of private education loans originated through this channel in the year-ago quarter.
     Sallie Mae reports financial results on a GAAP basis and also presents certain non-GAAP or “core earnings” performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these “core earnings” measures to monitor the company’s business performance.
     Sallie Mae reported first-quarter 2007 GAAP net income of $116 million, or $.26 per diluted share, compared to $152 million, or $.34 per diluted share, in the year-ago period. Included in these GAAP results are pre-tax losses on derivative and hedging activities of $(357) million, compared to

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

$(87) million in the year-ago quarter, servicing and securitization revenue of $252 million, compared to $99 million in the year-ago period, and a provision for losses of $150 million, compared to $60 million in the year-ago period.
     “Core earnings” net income for the quarter was $251 million, or $.57 per diluted share, compared to $287 million, or $.65 per diluted share in the year-ago quarter. These results include a provision for losses of $199 million in the first-quarter 2007, compared to $75 million in the first-quarter 2006. Annualized net charge-offs as a percentage of average private education loans in repayment were 3.4 percent in the first quarter of 2007, compared to 1.3 percent in the year-ago period.
     “Core earnings” net interest income was $644 million for the quarter, up from the year-ago quarter’s $596 million. “Core earnings” other income, which consists primarily of fees earned from guarantor servicing and collection activity, was $288 million for the 2007 first quarter, a 17-percent increase from $246 million in the year-ago quarter. “Core earnings” operating expenses were $332 million in the first-quarter 2007, compared to $309 million in the same quarter last year.
     Both a description of the “core earnings” treatment and a full reconciliation to the GAAP income statement can be found at: http://www2.salliemae.com/investors/stockholderinfo/earningsinfo, click on the First Quarter 2007 Supplemental Earnings Disclosure.
     Total equity for the company at March 31, 2007, was $4.4 billion, up from $3.8 billion a year ago. The company’s tangible capital at March 31, 2007, was 1.75 percent of managed assets, compared to 1.86 percent at the same time last year. The “core earnings” student loan spread was 1.82 percent in the first-quarter 2007.
***
Forward Looking Statements:
This press release contains “forward-looking statements” that are based on management’s current expectations as of the date of this document. When used in this release, the words “should” “expect” and similar expressions are intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, contractual risks including termination of credit facilities in accordance with their terms, changes in the company’s portfolio mix, changes in investor’s demand for the company’s or affiliate’s securities, changes in prepayment rates and credit spreads, changes in the asset backed or securities markets in general, changes in debt securities ratings, and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission.
IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:
In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, SLM Corporation, 12061 Bluemont Way, Reston, Va. 20190, telephone (703) 984-6746, or from the Company’s Web site, http://www.salliemae.com.
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages $150 billion in education loans and serves nearly 10 million student and parent customers. Through its Upromise affiliates, the company also manages $17 billion in 529 college-savings plans, and over 7.5 million members have joined Upromise to help save for college with rewards on purchases at nearly 70,000 places. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

SLM CORPORATION

Supplemental Earnings Disclosure

March 31, 2007

(Dollars in millions, except earnings per share)

	Quarters ended
	March 31,	December 31,	March 31,
	2007	2006	2006
	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income	$116	$18	$152
Diluted earnings per common share(1)	$.26	$.02	$.34
Return on assets	.43%	.07%	.68%
“Core Earnings” Basis(2)
“Core Earnings” net income	$251	$326	$287
“Core Earnings” diluted earnings per common share(1)	$.57	$.74	$.65
“Core Earnings” return on assets	.64%	.84%	.85%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$101,499	$91,522	$82,850
Average off-balance sheet student loans	44,663	47,252	42,069

Average Managed student loans	$146,162	$138,774	$124,919

Ending on-balance sheet student loans, net	$104,581	$95,920	$81,645
Ending off-balance sheet student loans, net	45,380	46,172	45,225

Ending Managed student loans, net	$149,961	$142,092	$126,870

Ending Managed FFELP Stafford and Other Student Loans, net	$41,832	$39,869	$42,340
Ending Managed FFELP Consolidation Loans, net	83,928	79,635	66,662
Ending Managed Private Education Loans, net	24,201	22,588	17,868

Ending Managed student loans, net	$149,961	$142,092	$126,870

(1)	In December 2004, the Company adopted the Emerging Issues Task Force (“EITF”) Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” as it relates to the Company’s $2 billion in contingently convertible debt instruments (“Co-Cos”) issued in May 2003. EITF No. 04-8 requires the shares underlying Co-Cos to be included in diluted earnings per common share computations regardless of whether the market price trigger or the conversion price has been met, using the “if-converted” method. The impact of Co-Cos to diluted earnings per common share is as follows:

	Quarters ended
	March 31,	December 31,	March 31,
	2007	2006	2006
	(unaudited)	(unaudited)	(unaudited)

Impact of Co-Cos on GAAP diluted earnings per common share(A)	$—	$—	$—
Impact of Co-Cos on “Core Earnings” diluted earnings per common share	$—	$(.01)	$(.01)

(A)	There is no impact on diluted earnings per common share because the effect of the assumed conversion is antidilutive.

(2)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31,	December 31,	March 31,
	2007	2006	2006
	(unaudited)		(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $10,192; $8,701; and $5,547, respectively)	$28,561,670	$24,840,464	$18,882,890
FFELP Consolidation Loans (net of allowance for losses of $12,087; $11,614; and $9,983 respectively)	66,170,098	61,324,008	53,450,647
Private Education Loans (net of allowance for losses of $369,072; $308,346; and $232,147, respectively)	9,849,481	9,755,289	9,311,164
Other loans (net of allowance for losses of $19,803; $20,394; and $15,081, respectively)	1,350,416	1,308,832	1,114,200
Cash and investments	6,116,168	5,184,673	4,349,669
Restricted cash and investments	3,719,020	3,423,326	3,065,148
Retained Interest in off-balance sheet securitized loans	3,643,322	3,341,591	2,487,117
Goodwill and acquired intangible assets, net	1,364,016	1,371,606	1,091,301
Other assets	6,102,275	5,585,943	4,013,450

Total assets	$126,876,466	$116,135,732	$97,765,586

Liabilities
Short-term borrowings	$4,428,980	$3,528,263	$3,362,548
Long-term borrowings	114,070,797	104,558,531	87,083,110
Other liabilities	3,990,878	3,679,781	3,555,318

Total liabilities	122,490,655	111,766,575	94,000,976

Commitments and contingencies
Minority interest in subsidiaries	9,029	9,115	9,682
Stockholders’ equity
Preferred stock, par value $.20 per share, 20,000 shares authorized; Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share; Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	565,000	565,000	565,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 434,587; 433,113; and 429,329 shares, respectively, issued	86,918	86,623	85,866
Additional paid-in capital	2,638,334	2,565,211	2,364,252
Accumulated other comprehensive income, net of tax	300,884	349,111	328,496
Retained earnings	1,833,359	1,834,718	1,163,570

Stockholders’ equity before treasury stock	5,424,495	5,400,663	4,507,184
Common stock held in treasury: 22,650; 22,496; and 16,599 shares, respectively	1,047,713	1,040,621	752,256

Total stockholders’ equity	4,376,782	4,360,042	3,754,928

Total liabilities and stockholders’ equity	$126,876,466	$116,135,732	$97,765,586

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2007	2006	2006
	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$450,762	$408,727	$298,500
FFELP Consolidation Loans	1,014,846	966,840	821,335
Private Education Loans	338,421	291,425	241,353
Other loans	27,973	26,556	23,307
Cash and investments	113,904	141,155	95,810

Total interest income	1,945,906	1,834,703	1,480,305
Total interest expense	1,532,090	1,462,733	1,092,784

Net interest income	413,816	371,970	387,521
Less: provisions for losses	150,330	92,005	60,319

Net interest income after provisions for losses	263,486	279,965	327,202

Other income:
Gains on student loan securitizations	367,300	—	30,023
Servicing and securitization revenue	251,938	184,686	98,931
Losses on securities, net	(30,967)	(24,458)	(2,948)
Gains (losses) on derivative and hedging activities, net	(356,969)	(244,521)	(86,739)
Guarantor servicing fees	39,241	33,089	26,907
Debt management fees	87,322	92,501	91,612
Collections revenue	65,562	57,878	56,681
Other	96,433	103,927	71,376

Total other income	519,860	203,102	285,843
Operating expenses	356,174	352,747	323,309

Income before income taxes and minority interest in net earnings of subsidiaries	427,172	130,320	289,736
Income taxes	310,014	111,752	137,045

Income before minority interest in net earnings of subsidiaries	117,158	18,568	152,691
Minority interest in net earnings of subsidiaries	1,005	463	1,090

Net income	116,153	18,105	151,601
Preferred stock dividends	9,093	9,258	8,301

Net income attributable to common stock	$107,060	$8,847	$143,300

Basic earnings per common share	$.26	$.02	$.35

Average common shares outstanding	411,040	409,597	412,675

Diluted earnings per common share	$.26	$.02	$.34

Average common and common equivalent shares outstanding	418,449	418,357	422,974

Dividends per common share	$.25	$.25	$.22

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended March 31, 2007
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$695,353	$—	$—	$695,353	$(244,591)	$450,762
FFELP Consolidation Loans	1,331,235	—	—	1,331,235	(316,389)	1,014,846
Private Education Loans	657,584	—	—	657,584	(319,163)	338,421
Other loans	27,973	—	—	27,973	—	27,973
Cash and investments	161,677	—	2,135	163,812	(49,908)	113,904

Total interest income	2,873,822	—	2,135	2,875,957	(930,051)	1,945,906
Total interest expense	2,220,136	6,687	5,568	2,232,391	(700,301)	1,532,090

Net interest income	653,686	(6,687)	(3,433)	643,566	(229,750)	413,816
Less: provisions for losses	197,930	—	606	198,536	(48,206)	150,330

Net interest income after provisions for losses	455,756	(6,687)	(4,039)	445,030	(181,544)	263,486
Fee income	—	87,326	39,241	126,567	(4)	126,563
Collections revenue	—	65,322	—	65,322	240	65,562
Other income	44,418	—	51,317	95,735	232,000	327,735

Total other income	44,418	152,648	90,558	287,624	232,236	519,860
Operating expenses(1)	171,563	93,248	67,505	332,316	23,858	356,174

Income before income taxes and minority interest in net earnings of subsidiaries	328,611	52,713	19,014	400,338	26,834	427,172
Income tax expense(2)	121,586	19,504	7,035	148,125	161,889	310,014
Minority interest in net earnings of subsidiaries	—	1,005	—	1,005	—	1,005

Net income	$207,025	$32,204	$11,979	$251,208	$(135,055)	$116,153

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $9 million, $3 million, and $4 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended December 31, 2006
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$700,961	$—	$—	$700,961	$(292,234)	$408,727
FFELP Consolidation Loans	1,305,744	—	—	1,305,744	(338,904)	966,840
Private Education Loans	620,092	—	—	620,092	(328,667)	291,425
Other loans	26,556	—	—	26,556	—	26,556
Cash and investments	197,161	—	2,225	199,386	(58,231)	141,155

Total interest income	2,850,514	—	2,225	2,852,739	(1,018,036)	1,834,703
Total interest expense	2,189,781	6,440	5,630	2,201,851	(739,118)	1,462,733

Net interest income	660,733	(6,440)	(3,405)	650,888	(278,918)	371,970
Less: provisions for losses	87,895	—	298	88,193	3,812	92,005

Net interest income after provisions for losses	572,838	(6,440)	(3,703)	562,695	(282,730)	279,965
Fee income	—	92,501	33,089	125,590	—	125,590
Collections revenue	—	57,473	—	57,473	405	57,878
Other income	40,034	—	59,690	99,724	(80,090)	19,634

Total other income	40,034	149,974	92,779	282,787	(79,685)	203,102
Operating expenses(1)	164,289	91,833	71,567	327,689	25,058	352,747

Income before income taxes and minority interest in net earnings of subsidiaries	448,583	51,701	17,509	517,793	(387,473)	130,320
Income tax expense(2)	165,976	19,178	6,429	191,583	(79,831)	111,752
Minority interest in net earnings of subsidiaries	—	463	—	463	—	463

Net income	$282,607	$32,060	$11,080	$325,747	$(307,642)	$18,105

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $8 million, $3 million, and $3 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended March 31, 2006
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$649,751	$—	$—	$649,751	$(351,251)	$298,500
FFELP Consolidation Loans	1,027,962	—	—	1,027,962	(206,627)	821,335
Private Education Loans	428,760	—	—	428,760	(187,407)	241,353
Other loans	23,307	—	—	23,307	—	23,307
Cash and investments	130,461	—	1,323	131,784	(35,974)	95,810

Total interest income	2,260,241	—	1,323	2,261,564	(781,259)	1,480,305
Total interest expense	1,659,372	5,156	1,278	1,665,806	(573,022)	1,092,784

Net interest income	600,869	(5,156)	45	595,758	(208,237)	387,521
Less: provisions for losses	74,820	—	19	74,839	(14,520)	60,319

Net interest income after provisions for losses	526,049	(5,156)	26	520,919	(193,717)	327,202
Fee income	—	91,612	26,907	118,519	—	118,519
Collections revenue	—	56,540	—	56,540	141	56,681
Other income	40,572	—	30,009	70,581	40,062	110,643

Total other income	40,572	148,152	56,916	245,640	40,203	285,843
Operating expenses(1)	161,438	89,513	58,512	309,463	13,846	323,309

Income before income taxes and minority interest in net earnings of subsidiaries	405,183	53,483	(1,570)	457,096	(167,360)	289,736
Income tax expense(2)	149,917	19,789	(581)	169,125	(32,080)	137,045
Minority interest in net earnings of subsidiaries	—	1,090	—	1,090	—	1,090

Net income	$255,266	$32,604	$(989)	$286,881	$(135,280)	$151,601

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $10 million, $3 million, and $5 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2007	2006	2006
	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income(A)	$251,208	$325,747	$286,881
“Core Earnings” adjustments:
Net impact of securitization accounting	421,485	(67,984)	(62,061)
Net impact of derivative accounting	(331,724)	(242,614)	(38,817)
Net impact of Floor Income	(39,021)	(51,762)	(52,569)
Net impact of acquired intangibles(B)	(23,906)	(25,113)	(13,913)

Total “Core Earnings” adjustments before income taxes and minority interest in net earnings of subsidiaries	26,834	(387,473)	(167,360)
Net tax effect(C)	(161,889)	79,831	32,080

Total “Core Earnings” adjustments before minority interest in net earnings of subsidiaries	(135,055)	(307,642)	(135,280)
Minority interest in net earnings of subsidiaries	—	—	—

Total “Core Earnings” adjustments	(135,055)	(307,642)	(135,280)

GAAP net income	$116,153	$18,105	$151,601

GAAP diluted earnings per common share	$.26	$.02	$.34

(A) “Core Earnings” diluted earnings per common share	$.57	$.74	$.65

(B)	Represents goodwill and intangible impairment and the amortization of acquired intangibles.

(C)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

“Core Earnings”

In accordance with the Rules and Regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by the products and services they offer or the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information. A more detailed discussion of the differences between GAAP and “Core Earnings” follows.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP are excluded from “Core

Earnings” and are replaced by the interest income, provisions for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses arising primarily in our Lending operating segment, and to a lesser degree in our Corporate and Other reportable segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133, are required to be accounted for as derivatives and are marked-to-market through earnings.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.